Financial presentation to accompany management commentary FY24 Q4

The following guidance reflects the Company’s expectations for the first quarter and fiscal year 2025 and is provided on a non-GAAP basis as the Company cannot predict certain elements that are included in reported GAAP results, such as the changes in fair value of the Company’s equity and other investments. Growth rates reflect an adjusted basis for prior year results. Additionally, the Company’s guidance assumes a generally stable consumer and continued pressure from its mix of products and formats globally. The Company’s fiscal year guidance is based on the following FY24 figures: Net sales: $642.6 billion, adjusted operating income1: $27.1 billion, adjusted EPS1 $6.65. Metric Q1 Consolidated net sales (cc) Increase 4.0% to 5.0%, leap year estimated to benefit approximately 100bps Consolidated operating income (cc) Increase 3.0% to 4.5% Adjusted EPS $1.48 to $1.56 pre-split; $0.49 to $0.52 post-split Metric Fiscal Year 2025 Consolidated net sales (cc) Increase 3.0% to 4.0% Consolidated operating income (cc) Increase 4.0% to 6.0% Interest, net Increase approximately $100M to $200M Effective tax rate Approximately 25.0% to 26.0% Non-controlling interest Relatively flat Adjusted EPS $6.70 to $7.12 pre-split; $2.23 to $2.37 post-split Capital expenditures Approximately 3.0% to 3.5% of net sales 1 See additional information at the end of this presentation regarding non-GAAP financial measures cc = constant currency Guidance 2

Total revenues

Total revenues (cc)[1] $172.1 billion, up +4.9%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.



$164.0
$152.3
$161.6
$160.8
$173.4
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Y/Y Change	+7.3%	+7.6%	+5.7%	+5.2%	+5.7%
Y/Y Change (cc)[1]	+7.9%	+7.7%	+5.4%	+4.3%	+4.9%

- Total revenues reached $173.4 billion with strength across all operating segments
- Positively affected by $1.3 billion from currency fluctuations
- eCommerce net sales globally up 23%, reaching $30 billion and 18% of net sales, led by pickup and delivery
- Increased transactions across digital and in-store channels
- Strong growth in membership income globally

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

3

• Improvement from continuing to manage pricing aligned to competitive historic price gaps and lower markdowns resulting from strong inventory management • Partially offset by the timing of Flipkart's The Big Billion Days (BBD) event which shifted from Q3 last year to Q4 this year, and continued category mix pressure in the Walmart U.S. segment Y/Y Change -83bps -18bps +50bps +32bps +39bps Gross profit rate 22.9% 23.7% 24.0% 24.0% 23.3% Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Gross profit rate +39bps to 23.3% 4

Adjusted operating expenses as a percentage of net sales1, +16bps to 20.0% • Operating expenses leveraged on a reported basis 36bps, primarily due to the lapping of a discrete charge of $0.8B associated with business reorganization and restructurings • Adjusted1 operating expenses deleveraged 16bps largely due to higher variable pay expenses in the U.S. as we exceeded our planned performance this year Y/Y Change -89bps -58bps +27bps +37bps +16bps 19.8% 20.4% 20.2% 21.0% 20.0% Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Operating expenses as a percentage of net sales 20.3% 20.4% 20.3% 21.0% 20.0% Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Y/Y Change -44bps -58bps +33bps -182bps -36bps Operating expenses as a percentage of net sales Adjusted operating expenses as a percentage of net sales1 1See additional information at the end of this presentation regarding non-GAAP financial measures. 5

Operating income

Adjusted operating income[1] of $7.3 billion, up 13.2%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Operating income



$5.6
$6.2
$7.3
$6.2
$7.3
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Y/Y Change	-5.5%	+17.3%	+6.7%	+130.1%	+30.4%
Y/Y Change (cc)[1]	-6.5%	+16.0%	+4.9%	+124.0%	+27.8%

Adjusted operating income[1]



$6.4
$6.2
$7.4
$6.2
$7.3
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Y/Y Change	+6.9%	+17.3%	+8.1%	+3.0%	+13.2%
Y/Y Change (cc)[1]	+6.3%	+16.0%	+6.3%	+0.3%	+10.9%

- Adjusted operating income[1] up 13.2% relative to 5.6% growth in net sales, positively affected by currency and LIFO of 2.3% and 1.0%, respectively
- Q4 FY23 and Q2 FY24 reported operating income negatively affected by discrete charges of $0.8B and $0.1B, respectively, associated with business reorganization and restructurings and the opioid legal settlement framework
- Q4 FY24 net income margin decreased ~70 bps and adjusted EBITDA margin[1] increased ~30bps

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

6

1See additional information at the end of this presentation regarding non-GAAP financial measures. NM = not meaningful Adjusted EPS1 of $1.80, up 5.3% EPS PY $1.53 $1.30 $1.77 $1.50 $1.71 Y/Y Change +11.8% +13.1% +4.0% +2.0% +5.3% • Adjusted EPS1 of $1.80 excludes the effect, net of tax, from a net gain of $0.23 on equity and other investments • Adjusted EPS1 increased 5.3% due primarily to strong growth in operating income, partially offset by higher tax expense and non-controlling interest Y/Y Change +81.3% -16.2% +55.3% NM -12.5% EPS Adjusted EPS1 $1.71 $1.47 $1.84 $1.53 $1.80 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 $2.32 $0.62 $2.92 $0.17 $2.03 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 7

Cash flow

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Operating cash flow



$28.8
$4.6
$18.2
$19.0
$35.7
Q4 FY23 YTD
Q1 FY24 YTD
Q2 FY24 YTD
Q3 FY24 YTD
Q4 FY24 YTD

	Q4 FY23 YTD	Q1 FY24 YTD	Q2 FY24 YTD	Q3 FY24 YTD	Q4 FY24 YTD
PY	$24.2	$(3.8)	$9.2	$15.7	$28.8
Y/Y Change	+19.3%	NM	+97.0%	+21.1%	+23.9%

Free cash flow[1]



$12.0
$0.2
$9.0
$4.3
$15.1
Q4 FY23 YTD
Q1 FY24 YTD
Q2 FY24 YTD
Q3 FY24 YTD
Q4 FY24 YTD

	Q4 FY23 YTD	Q1 FY24 YTD	Q2 FY24 YTD	Q3 FY24 YTD	Q4 FY24 YTD
PY	$11.1	$(7.3)	$1.7	$3.6	$12.0
Y/Y Change	+8.2%	NM	+414.0%	+19.4%	+26.2%

- Operating cash flow increased $6.9 billion primarily due to higher cash provided by operating income, as well as timing of certain payments and strategic inventory management as part of working capital initiatives
- Partially offset by payment of the remaining accrued opioid legal charges
- Free cash flow[1] increased $3.1 billion due to the increase in operating cash flow, partially offset by an increase of $3.7 billion in capital expenditures to support the company's investment strategy

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.
NM = not meaningful

8

Through dividends and share repurchases Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding. • Share repurchases during the quarter totaled $1,497 million representing 9.5 million shares, at an average price of $156.61 per share • Remaining share repurchase authorization is $16.5 billion Returns to shareholders $2.7 $2.2 $2.0 $1.6 $3.0 Returns to shareholders $1.5 $1.5 $1.5 $1.5 $1.5 $1.2 $0.7 $0.5 $0.1 $1.5 Dividends Share repurchases Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 9

Y/Y Change -220bps -120bps -100bps +130bps +230bps • ROI1 increased primarily as a result of an increase in operating income, primarily due to lapping opioid legal charges and business reorganization and restructuring charges recorded in FY23, as well as improvements in business performance 1See additional information at the end of this presentation regarding non-GAAP financial measures. Return on assets (ROA) Return on investment (ROI)1 Returns Y/Y Change -100bps -100bps -20bps +280bps +200bps 4.6% 4.5% 5.6% 6.5% 6.6% Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 12.7% 12.7% 12.8% 14.1% 15.0% Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 10

Walmart U.S. comp sales[1]

Net sales +3.4%, eCommerce +17%


8.3%
7.4%
6.4%
4.9%
4.0%
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

eCommerce Contribution	~140bps	~270bps	~230bps	~300bps	~240bps

- Comp sales +4.0% with strength in grocery and health & wellness, partially offset by softness in general merchandise
  - Transactions without fuel +4.3%
  - Average ticket without fuel -0.3%
- Strong growth in-store and digital transaction counts
- Strong share gains in grocery and general merchandise, particularly among higher-income households
- eCommerce growth reflects double-digit increase in store-fulfilled pickup and delivery, growth in marketplace due in part to a 20% increase in sellers, and a 22% increase in Walmart Connect advertising sales

[1]Comp sales for the 13-week period ended January 26, 2024 compared to the 13-week period ended January 27, 2023, and excludes fuel.

11


108
ANTONIA
Walmart+
w Price

Gross profit rate

+64 bps

- Maintained strong price gaps - managing pricing aligned to historic price gaps
- Benefited from lower markdowns as a result of improved inventory management
- Category mix pressure continued as grocery and health & wellness increased as a portion of sales, while general merchandise sales declined; sequential improvement versus Q3

Operating expenses as a percentage of net sales

+30 bps

- Largely due to higher variable pay expense as we exceeded our planned performance this year

Operating income

$6.1 billion, +12.9%

- Reflects gross margin expansion and increased Walmart+ membership income, partially offset by expense deleverage

Inventory

-4.5%

- Strong inventory management while continuing to improve in-stock levels
- Maintaining discipline in buying general merchandise

Walmart U.S.

Remodels: 205 Q4; ~700 YTD

Pickup: ~4,600 stores

Delivery from Store: ~4,300

12

Merchandise category performance details Walmart U.S. Category Comp Comments Grocery + mid single-digit • Strong comps reflected continued share gains in dollars and units (according to Nielsen) • Grocery inflation +LSD in Q4 (but moderated ~150 bps versus Q3); up +high-teens on a two-year stack • Food units grew with strong growth in fresh food • Consumables led by strength in personal care, pet supplies and beauty products due in part to inflation Health & Wellness + mid teens • Strong pharmacy sales reflected increased script counts, higher mix of branded versus generic prescriptions, strength in immunizations, and branded drug inflation General Merchandise - low single-digit • Comps reflected softness in home, seasonal and toys due in part to deflation; automotive categories performed well • Increase in units sold in home, fashion, and hardlines • Share gains led by higher-income households (per Circana) 13

Salud y
Belleza

Walmart International net sales

Net sales (cc)[1] $31.2 billion, +13.0%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.


Net sales
$27.6
$26.6
$27.6
$28.0
$32.4
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Y/Y Change	+2.1%	+12.0%	+13.3%	+10.8%	+17.6%
Net Sales (cc)[1,2]	$27.6	$26.8	$27.0	$26.7	$31.2
Y/Y Change (cc)[1]	+5.5%	+12.9%	+11.0%	+5.4%	+13.0%

- Sales growth (cc)[1] led by Flipkart, Walmex, and China with strong performance in festive events across markets
- Currency rate fluctuations positively affected sales by $1.3 billion
- eCommerce sales increased 44% led by marketplace and store fulfilled, and eCommerce penetration reached 25% for the first time
- Overall and eCommerce sales growth positively affected by the timing of Flipkart's The Big Billion Days event, which shifted from Q3 last year to Q4 this year
- Opened 110 new stores in the quarter

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

[2]For Q4 FY23, net sales constant currency reflects reported results for comparison to current quarter growth in constant currency.

14

• Decrease due to the timing shift of Flipkart's The Big Billion Days (BBD) event • Partially offset by a higher rate in most markets, led by Walmex and Canada Strong local businesses powered by Walmart 1See additional information at the end of this presentation regarding non-GAAP financial measures. Gross profit rate -39 bps • Approximately three-fourths of leverage due to lapping last year's one-time costs incurred for the ownership separation of Flipkart and PhonePe and restructuring in Africa • Additional leverage from timing shift of BBD and operational efficiencies Operating expenses as a percentage of net sales -410 bps • Operating income growth mostly due to lapping last year's one-time costs • Adjusted operating income growing double digits, led by Canada, Walmex, and China Operating income $1.4 billion, +397.6%; $1.3 billion (cc)1, +347.1% Inventory +5.2% Walmart International • Increase due to currency rate fluctuations Adjusted operating income1 $1.3 billion (cc)1, +13.5% 15

Walmex[1,2]

Net sales (cc): $12.9 billion, +7.7%


Comparable sales growth
10.6%
9.3%
8.7%
8.0%
6.3%
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Net sales growth	+11.8%	+10.6%	+10.1%	+9.4%	+7.7%
eCommerce net sales growth	+14%	+17%	+21%	+16%	+21%

Sales

- Continued strength in food and consumables
- Opened 162 new stores in past twelve months, including 101 new stores in the quarter
- In Mexico, comp sales grew 6.6% driven by Bodega and Sam's Club
- Double-digit growth during annual "El Fin Irresistible" festive event

Gross profit rate Increase

- Higher gross profit from both stores and eCommerce, as well as growth of advertising

Operating expense rate Increase

- Ongoing investments in strategic priorities and Hurricane Otis costs in Mexico

Operating income $ Increase

[1]Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

[2]Walmex includes the consolidated results of Mexico and Central America

16

Canada[1]

Net sales (cc): $6.0 billion, +1.8%



Comparable sales growth
5.7%
6.3%
4.8%
5.0%
1.5%
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Net sales growth	+5.9%	+6.7%	+5.1%	+5.3%	+1.8%
eCommerce net sales growth	-3%	-2%	+4%	+16%	+11%

Sales

- Strong performance during festive events
- Continuation of food and consumables growth outpacing general merchandise
- eCommerce growth led by store fulfilled and marketplace

Gross profit rate Increase

- Efficiencies in logistics and lower import costs

Operating expense rate Relatively flat

- Balanced expense management

Operating income $ Increase

[1]Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

17

Egg, Produce
Walk-in Cooler
鸡蛋、果蔬冷藏区
开业推荐

China[1]

Net sales (cc): $4.0 billion, +11.3%

Comparable sales growth


13.3%
25.5%
17.2%
18.6%
6.6%
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Net sales growth	+13.5%	+28.3%	+21.7%	+25.3%	+11.3%
eCommerce net sales growth	+70%	+54%	+44%	+38%	+11%

Sales

- Continued strength in Sam's Club and eCommerce
- Growth negatively affected by a later start to the Chinese New Year season this year compared to last year
- eCommerce penetration at 48%

Gross profit rate Relatively flat

- Lower eCommerce delivery costs offsetting ongoing format mix changes

Operating expense rate Decrease

- Driven by sales growth, format mix changes, and operational efficiencies

Operating income $ Increase

[1]Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

18

Sam’s Club U.S. comp sales[1]

Net sales with fuel +2.0%, Net sales without fuel +3.3%, eCommerce +17%



Sam's Club U.S. comp sales
11.9%
12.2%
4.2%
7.0%
(0.2)%
5.5%
3.3%
3.8%
1.9%
3.1%
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24
With fuel
Without fuel

	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
eComm Cont. without fuel	~120bps	~160bps	~150bps	~170bps	~190bps

- Solid comp sales driven by increases in transactions and unit volume
  - Transactions without fuel +3.6%
  - Average ticket without fuel -0.4%
- Strength in food and consumables, and healthcare
- Gained dollar and unit market share in grocery (according to Nielsen)
- eCommerce +17%, led by delivery and curbside
- Scan & Go penetration is up over 270 bps



Next time, skip the checkout line with Scan & Go™ shopping.

[1] Comp sales for the 13-week period ended January 26, 2024 compared to the 13-week period ended January 27, 2023.

19

• Rate increase primarily due to lapping elevated markdowns last year Gross profit rate +31 bps, without fuel +22 bps • Lower fuel sales due to price deflation negatively affected expense leverage Operating expenses as a percentage of net sales +14 bps, without fuel +2 bps • All-time highs for total and Plus membership, Plus penetration +130bps y/y • Expiration of Sam’s Cash offer last year, offsetting fee increase for members Membership income +10.0% Inventory -8.1% Sam’s Club U.S. Operating income $620M, +20.4%, without fuel $501M, +25.9% • Lapping elevated markdowns last year and increased membership income benefited operating income • Strong inventory management while maintaining discipline in buying general merchandise 20

Category comparable sales Sam’s Club U.S. Category Comp Comments Fresh / Freezer / Cooler + mid single-digit • Fresh meat, produce & floral, and prepared foods performed well Grocery and Beverage + low single-digit • Candy, drinks and snacks showed strength Consumables + mid single-digit • Paper goods, laundry & home care, and baby care performed well Home and Apparel - low single-digit • Softness in toys, furniture and sporting goods, partially offset by strength in automotive Technology, Office and Entertainment - low single-digit • Softness in office supplies and consumer electronics, partially offset by strength in gift cards Health and Wellness + high-teens • Strong performance in pharmacy and over the counter 21

Supplemental Information - Common Stock Split

On January 30, 2024, we announced our board of directors has authorized a 3-for-1 forward split of our common stock and a proportionate increase in the number of authorized shares. As a result of the stock split, each holder of record of common stock as of the close of business on February 22, 2024 will receive two additional shares of common stock, to be distributed after the close of trading on February 23, 2024. For additional information, refer to our Report on Form 8-K filed with the SEC dated January 31, 2024.

The table below reflects our Reported and Adjusted[1] diluted earnings per share, on both a pre-split and post-split basis[2], for the fiscal year ended January 31, 2024 and each fiscal 2024 quarterly period.

	Three Months Ended Apr 30, 2023		Three Months Ended Jul 31, 2023		Three Months Ended Oct 31, 2023		Three Months Ended Jan 31, 2024		Fiscal Year Ended Jan 31, 2024	
(Amounts in millions, except per share data)	PRE-SPLIT BASIS	POST-SPLIT BASIS	PRE-SPLIT BASIS	POST-SPLIT BASIS	PRE-SPLIT BASIS	POST-SPLIT BASIS	PRE-SPLIT BASIS	POST-SPLIT BASIS	PRE-SPLIT BASIS	POST-SPLIT BASIS
Diluted earnings per share:										
Consolidated net income (loss) attributable to Walmart	$1,673	$1,673	$7,891	$7,891	$453	$453	$5,494	$5,494	$15,511	$15,511
Weighted-average common shares outstanding	2,704	8,112	2,703	8,108	2,703	8,110	2,701	8,102	2,703	8,108
Reported EPS	$0.62	$0.21	$2.92	$0.97	$0.17	$0.06	$2.03	$0.68	$5.74	$1.91
Adjusted EPS[1]	$1.47	$0.49	$1.84	$0.61	$1.53	$0.51	$1.80	$0.60	$6.65	$2.22

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.
[2]Post-split figures may not recalculate to pre-split figures due to rounding.

22

Supplemental Information - FY25 and FY26 Comparable Sales 4-5-4 Reporting Calendars

We report U.S. comparable sales on a 13-week and 52-week retail calendar — commonly referred to as a "4-5-4" calendar — which uses 364 days in a year. In certain years, it becomes necessary to add a 53rd week to our comparable sales reporting calendar, which will occur in fiscal 2025. The following tables reflect our period ending dates for the reporting of U.S. comparable sales throughout fiscal 2025 and fiscal 2026. The additional week only affects 4-5-4 comparable sales; all other measures remain unaffected.

FY25 Reporting

	FY25 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 14 Weeks Ended	Full Year 53 Weeks Ended
FY25 (53 weeks)	**April 26, 2024**	**July 26, 2024**	**October 25, 2024**	**January 31, 2025**	**January 31, 2025**
Base: FY24 (53 weeks)	April 28, 2023	July 28, 2023	October 27, 2023	February 02, 2024	February 02, 2024
	Comparison Period: FY24 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY24 (52 weeks)[1]	April 28, 2023	July 28, 2023	October 27, 2023	January 26, 2024	January 26, 2024
Base: FY23 (52 weeks)	April 29, 2022	July 29, 2022	October 28, 2022	January 27, 2023	January 27, 2023

FY26 Reporting

	FY26 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 13 Weeks Ended	Full Year 52 Weeks Ended
FY26 (52 weeks)	**May 02, 2025**	**August 01, 2025**	**October 31, 2025**	**January 30, 2026**	**January 30, 2026**
Base: FY25 (52 weeks)	May 03, 2024	August 02, 2024	November 01, 2024	January 31, 2025	January 31, 2025
	Comparison Period: FY25 Comparable Sales				
	Q1 13 Weeks Ended	Q2 13 Weeks Ended	Q3 13 Weeks Ended	Q4 14 Weeks Ended	Full Year 53 Weeks Ended
FY25 (53 weeks)[1]	April 26, 2024	July 26, 2024	October 25, 2024	January 31, 2025	January 31, 2025
Base: FY24 (53 weeks)	April 28, 2023	July 28, 2023	October 27, 2023	February 02, 2024	February 02, 2024

[1]Our comparable sales calculations are based on periods of equal lengths and comparison periods are presented as they were originally reported. If the comparison periods were recast to align to the same number of weeks as the reporting period, any changes to the previously reported comparable sales would be inconsequential.

23

Safe harbor and non-GAAP measures This presentation and related management commentary contains statements that may be "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Assumptions on which such forward-looking statements are based are also forward-looking statements. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of the COVID-19 pandemic on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, store or club closures, and other strategic decisions; our ability to successfully integrate acquired businesses, including within the eCommerce space; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average ticket in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; trends in consumer shopping habits around the world and in the markets in which we operate; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; changes in the credit ratings assigned to our commercial paper and debt securities by credit rating agencies; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; transportation, energy and utility costs; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident-related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentations. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made in the presentation are as of the date of this meeting. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, adjusted operating expenses as a percentage of net sales, adjusted operating income, adjusted EPS, free cash flow, return on investment, and adjusted EBITDA and adjusted EBITDA margin. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at stock.walmart.com. 24

Non-GAAP measures – ROI We include return on assets ("ROA"), which is calculated in accordance with U.S. generally accepted accounting principles ("GAAP") as well as return on investment ("ROI") as measures to assess returns on assets. Management believes ROI is a meaningful measure to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. We consider ROA to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of ROI. ROA was 6.6% percent and 4.6% percent for the trailing twelve months ended January 31, 2024 and 2023, respectively. The increase in ROA was primarily due to an increase in consolidated net income during the trailing twelve month period primarily due to higher operating income. ROI was 15.0% and 12.7% for the trailing 12 months ended January 31, 2024 and 2023, respectively. The increase in ROI was the result of an increase in operating income primarily due to lapping opioid legal charges as well as business reorganization and restructuring charges incurred in the prior year comparable period, as well as improvements in business performance, partially offset by an increase in average invested capital primarily due to higher purchases of property and equipment. We define ROI as operating income plus interest income, depreciation and amortization, and rent expense for the trailing twelve months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. As mentioned above, we consider ROA to be the financial measure computed in accordance with generally accepted accounting principles most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial measure, numerous methods exist for calculating a company’s ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. 25

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: Non-GAAP measures – ROI (cont.) CALCULATION OF RETURN ON ASSETS Trailing Twelve Months Ending Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, (Dollars in millions) 2023 2023 2023 2023 2024 Numerator Consolidated net income $ 11,292 $ 11,085 $ 13,991 $ 16,401 $ 16,270 Denominator Average total assets1 $ 244,029 $ 245,598 $ 251,160 $ 253,415 $ 247,798 Return on assets (ROA) 4.6% 4.5% 5.6% 6.5% 6.6 % Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, Certain Balance Sheet Data 2022 2022 2022 2022 2023 2023 2023 2023 2024 Total assets $ 244,860 $ 246,142 $ 247,199 $ 247,656 $ 243,197 $ 245,053 $ 255,121 $ 259,174 $ 252,399 Accumulated depreciation and amortization 102,211 104,295 105,963 107,628 110,286 113,164 115,878 118,122 119,602 Accounts payable 55,261 52,926 54,191 57,263 53,742 54,268 56,576 61,049 56,812 Accrued liabilities 26,060 21,061 23,843 27,443 31,126 27,527 29,239 26,132 28,759 1The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2 26

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: Non-GAAP measures – ROI (cont.) CALCULATION OF RETURN ON INVESTMENT   Trailing Twelve Months Ending Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, (Dollars in millions) 2023 2023 2023 2023 2024 Numerator Operating income $ 20,428 $ 21,350 $ 21,812 $ 25,319 $ 27,012 + Interest income 254 323 442 504 546 + Depreciation and amortization 10,945 11,110 11,318 11,547 11,853 + Rent 2,306 2,301 2,284 2,286 2,277 ROI operating income $ 33,933 $ 35,084 $ 35,856 $ 39,656 $ 41,688 Denominator Average total assets1 $ 244,029 $ 245,598 $ 251,160 $ 253,415 $ 247,798 '+ Average accumulated depreciation and amortization1 106,249 108,730 110,921 112,875 114,944 '- Average accounts payable1 54,502 53,597 55,384 59,156 55,277 '- Average accrued liabilities1 28,593 24,294 26,541 26,788 29,943 Average invested capital $ 267,183 $ 276,437 $ 280,156 $ 280,346 $ 277,522 Return on investment (ROI) 12.7% 12.7% 12.8% 14.1% 15.0% 1The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2 27

Non-GAAP measures – free cash flow We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Net cash provided by operating activities was $35.7 billion for the fiscal year ended January 31, 2024, which represents an increase of $6.9 billion when compared to the same period in the prior year. The increase is primarily due to higher cash provided by operating income, as well as timing of certain payments and strategic inventory management as part of working capital initiatives, partially offset by payment of the remaining accrued opioid legal charges. Free cash flow for the fiscal year ended January 31, 2024 was $15.1 billion, which represents an increase of $3.1 billion when compared to the same period in the prior year. The increase in free cash flow is due to the increase in operating cash flows described above, partially offset by an increase of $3.7 billion in capital expenditures to support our investment strategy. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. 28

Non-GAAP measures – free cash flow (cont.)

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Year to Date Period Ended				
(Dollars in millions)	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Net cash provided by operating activities	$ 28,841	$ 4,633	$ 18,201	$ 19,014	$ 35,726
Payments for property and equipment (capital expenditures)	(16,857)	(4,429)	(9,216)	(14,674)	(20,606)
Free cash flow	$ 11,984	$ 204	$ 8,985	$ 4,340	$ 15,120
Net cash used in investing activities[1]	$ (17,722)	$ (4,860)	$ (9,909)	$ (15,374)	$ (21,287)
Net cash provided by (used in) financing activities	$ (17,039)	$ 1,940	$ (3,309)	$ (179)	$ (13,414)

	Year to Date Period Ended				
(Dollars in millions)	Q4 FY22	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23
Net cash provided by (used in) operating activities	$ 24,181	$ (3,758)	$ 9,240	$ 15,698	$ 28,841
Payments for property and equipment (capital expenditures)	(13,106)	(3,539)	(7,492)	(12,061)	(16,857)
Free cash flow	$ 11,075	$ (7,297)	$ 1,748	$ 3,637	$ 11,984
Net cash used in investing activities[1]	$ (6,015)	$ (4,558)	$ (8,584)	$ (12,965)	$ (17,722)
Net cash provided by (used in) financing activities	(22,828)	5,315	(1,400)	(5,581)	(17,039)
Y/Y Change in Free Cash Flow	+8.2%	NM	+414.0%	+19.3%	+26.2%

[1] "Net Cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow.

NM = not meaningful

29

Non-GAAP measures – constant currency

In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations.

The table below reflects the calculation of constant currency for net sales for the Walmart International segment for the trailing five quarters and operating income for the current quarter.

	Three Months Ended				
	Walmart International				
(Dollars in millions)	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24
Net sales:					
As reported	$ 27,575	$ 26,604	$ 27,596	$ 28,022	$ 32,419
Currency exchange rate fluctuations	901	226	(574)	(1,357)	(1,259)
Net sales (cc)	$ 28,476	$ 26,830	$ 27,022	$ 26,665	$ 31,160
PY Reported	$ 26,997	$ 23,763	$ 24,350	$ 25,295	$ 27,575
% change (cc)	+5.5%	+12.9%	+11.0%	+5.4%	+13.0%
Operating income:					
As reported					$ 1,438
Currency exchange rate fluctuations					$ (146)
Operating income (cc)					$ 1,292
PY Reported					$ 289
% change (cc)					+347.1%

30

Non-GAAP measures – constant currency (cont.) Three Months Ended Consolidated (Dollars in millions) Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Total Revenue: As reported $ 164,048 $ 152,301 $ 161,632 $ 160,804 $ 173,388 Currency exchange rate fluctuations 917 230 (576) (1,366) (1,268) Total Revenue (cc) $ 164,965 $ 152,531 $ 161,056 $ 159,438 $ 172,120 PY Reported $ 152,871 $ 141,569 $ 152,859 $ 152,813 $ 164,048 % change (cc) +7.9% +7.7% +5.4% +4.3% +4.9 % Net sales: As reported $ 162,743 $ 151,004 $ 160,280 $ 159,439 $ 171,914 Currency exchange rate fluctuations 901 226 (574) (1,357) (1,259) Net sales (cc) $ 163,644 $ 151,230 $ 159,706 $ 158,082 $ 170,655 PY Reported $ 151,525 $ 140,288 $ 151,381 $ 151,469 $ 162,743 % change (cc) +8.0% +7.8% +5.5% +4.4% +4.9 % Operating income: As reported $ 5,561 $ 6,240 $ 7,316 $ 6,202 $ 7,254 Currency exchange rate fluctuations (57) (72) (124) (164) (146) Operating income (cc) $ 5,504 $ 6,168 $ 7,192 $ 6,038 $ 7,108 PY Reported $ 5,887 $ 5,318 $ 6,854 $ 2,695 $ 5,561 % change (cc) -6.5% +16.0% +4.9% +124.0% +27.8 % The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the trailing five quarters. 31

Non-GAAP measures – adjusted operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating, selling, general and administrative expenses calculated in accordance with GAAP. Management believes that adjusted operating expenses as a percentage of net sales is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating expenses as a percentage of net sales affords investors a view of what management considers Walmart's core operating expenses and the ability to make a more informed assessment of such core operating expenses as compared with that of the prior year.

The table below reflects the calculation of adjusted operating expenses as a percentage of net sales for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q4 FY23	Q4 FY22	Q1 FY24	Q1 FY23	Q2 FY24	Q2 FY23	Q3 FY24	Q3 FY23	Q4 FY24	Q4 FY23
Operating, selling, general and administrative expenses	$ 33,064	$ 31,462	$ 30,777	$ 29,404	$ 32,466	$ 30,167	$ 33,419	$ 34,505	$ 34,309	$ 33,064
Less: Business reorganization and restructuring charges[1]	849	108	—	—	—	—	—	—	—	849
Less: Opioid legal charges[2]	—	—	—	—	93	—	—	3,325	—	—
Adjusted operating expenses	$ 32,215	$ 31,354	$ 30,777	$ 29,404	$ 32,373	$ 30,167	$ 33,419	$ 31,180	$ 34,309	$ 32,215
Net Sales	$ 162,743	$ 151,525	$ 151,004	$ 140,288	$ 160,280	$ 151,381	$ 159,439	$ 151,469	$ 171,914	$ 162,743
Operating, selling, general and administrative expenses as a percentage of net sales	+20.3%	+20.8%	+20.4%	+21.0%	+20.3%	+19.9%	+21.0%	+22.8%	+20.0%	+20.3%
Adjusted operating expenses as a percentage of net sales	+19.8%	+20.7%	+20.4%	+21.0%	+20.2%	+19.9%	+21.0%	+20.6%	+20.0%	+19.8%
Y/Y Change (bps)	(89)	NP	(58)	NP	27	NP	37	NP	16	NP

[1]Business reorganization and restructuring charges in the fourth quarter of fiscal 2023 primarily relate to compensation expenses incurred in connection with the strategic decisions made in the Walmart International segment. Business restructuring charges in the fourth quarter of fiscal 2022 primarily consist of severance and store closure related costs due to strategic decisions made in the Walmart International segment.
[2]Recorded in Corporate and support.

NP = not provided

32

Non-GAAP measures – adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency, this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations.

The table below reflects the calculation of adjusted operating income and adjusted operating income in constant currency, when applicable, for the trailing five quarters.

	Three Months Ended									
	Consolidated									
(Dollars in millions)	Q4 FY23	Q4 FY22	Q1 FY24	Q1 FY23	Q2 FY24	Q2 FY23	Q3 FY24	Q3 FY23	Q4 FY24	Q4 FY23
Operating income:										
Operating income, as reported	$ 5,561	$ 5,887	$ 6,240	$ 5,318	$ 7,316	$ 6,854	$ 6,202	$ 2,695	$ 7,254	$ 5,561
Business reorganization and restructuring charges[1]	849	108	—	—	—	—	—	—	—	849
Opioid legal charges[2]	—	—	—	—	93	—	—	3,325	—	—
Adjusted operating income	$ 6,410	$ 5,995	$ 6,240	$ 5,318	$ 7,409	$ 6,854	$ 6,202	$ 6,020	$ 7,254	$ 6,410
Percent change[3]	+6.9%	NP	+17.3%	NP	+8.1%	NP	+3.0%	NP	+13.2%	NP
Currency exchange rate fluctuations	$ (39)	—	$ (72)	—	$ (124)	$ —	$ (164)	$ —	$ (146)	$ —
Adjusted operating income, constant currency	$ 6,371	$ 5,995	$ 6,168	$ 5,318	$ 7,285	$ 6,854	$ 6,038	$ 6,020	$ 7,108	$ 6,410
Percent change[3]	+6.3%	NP	+16.0%	NP	+6.3%	NP	+0.3%	NP	+10.9%	NP

[1]Business reorganization and restructuring charges in the fourth quarter of fiscal 2023 primarily relate to compensation expenses incurred in connection with the strategic decisions made in the Walmart International segment. Business restructuring charges in the fourth quarter of fiscal 2022 primarily consist of severance and store closure related costs due to strategic decisions made in the Walmart International segment.

[2]Recorded in Corporate and support.

[3]Change versus prior year comparable period.

NP = not provided

33

Non-GAAP measures – adjusted operating income (cont.) Three Months Ended Walmart International (Dollars in millions) Q4 FY24 Q4 FY23 Operating income: Operating income, as reported $ 1,438 $ 289 Business reorganization and restructuring charges1 849 Adjusted operating income $ 1,438 $ 1,138 Percent change2 +26.4 % NP Currency exchange rate fluctuations $ (146) $ — Adjusted operating income, constant currency $ 1,292 $ 1,138 Percent change2 +13.5 % NP 1Business reorganization and restructuring charges in the fourth quarter of fiscal 2023 primarily relate to compensation expenses incurred in connection with strategic decisions made in the Walmart International segment. 2Change versus prior year comparable period. NP = not provided The table below reflects the calculation of adjusted operating income and adjusted operating income in constant currency for the three months ended January 31, 2024 and January 31, 2023 for the Walmart International segment. 34

Non-GAAP measures – adjusted EPS

Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year.

We adjust for the unrealized and realized gains and losses on our equity and other investments each quarter because although the investments are strategic decisions for the company's retail operations, management's measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity and other investments. Accordingly, management adjusts EPS each quarter for the unrealized and realized gains and losses related to those investments.

We have calculated Adjusted EPS for the three months and trailing five quarters as well as the prior year comparable periods by adjusting EPS for the relevant adjustments for each period presented.

	Three Months Ended Jan 31, 2024[3]				Three Months Ended Jan 31, 2023[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$2.03				$2.32	-12.5%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1,4]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1,4]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments[5,6]	$(0.31)	$0.08	$–	$(0.23)	$(1.43)	$0.27	$–	$(1.16)	
Business reorganization and restructuring charges	–	–	–	–	0.31	0.40	(0.16)	0.55	
Net Adjustments				$(0.23)				$(0.61)	
Adjusted EPS				$1.80				$1.71	+5.3%

[1] Tax impact calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.

[2] Calculated based on the ownership percentages of our noncontrolling interests, where applicable.

[3] Individual components in the accompanying tables may include immaterial rounding.

[4] The reported effective tax rate was 24.5% and 34.7% for the three months ended January 31, 2024 and January 31, 2023, respectively. Adjusted for the above items, the effective tax rate was 24.5% and 21.7% for the three months ended January 31, 2024 and January 31, 2023, respectively

[5] For the three months ended January 31, 2024, net gains were primarily driven by an increase in the underlying stock price of our investment in Symbotic and an increase in the fair value of our Asda debt securities, partially offset by a decrease in the underlying stock price of our investment in JD.com.

[6] For the three months ended January 31, 2023, net gains were primarily driven by an increase in the underlying stock price of our investment in JD.com.

35

Non-GAAP measures – adjusted EPS (cont.)

	Three Months Ended Oct 31, 2023[3]				Three Months Ended Oct 31, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.17				$(0.66)	NM
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$1.76	$(0.41)	$0.01	$1.36	$1.34	$(0.24)	$0.01	$1.11	
Opioid legal charges	—	—	—	—	1.22	(0.17)	—	1.05	
Net Adjustments				$1.36				$2.16	
Adjusted EPS[4]				$1.53				$1.50	+2.0%

	Three Months Ended Jul 31, 2023[3]				Three Months Ended Jul 31, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$2.92				$1.88	+55.3%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$(1.44)	$0.33	$—	$(1.11)	$0.14	$(0.02)	$(0.01)	$0.11	
Incremental opioid settlement expense	0.04	(0.01)	—	0.03	—	—	—	—	
Gain on sale of equity method investment in Brazil	—	—	—	—	(0.16)	—	—	(0.16)	
Discrete tax item	—	—	—	—	—	(0.06)	—	(0.06)	
Net Adjustments				$(1.08)				$(0.11)	
Adjusted EPS				$1.84				$1.77	+4.0%

[1] Tax impact calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.
[2] Calculated based on the ownership percentages of our noncontrolling interests, where applicable.
[3] Individual components in the accompanying tables may include immaterial rounding.
[4] Adjusted EPS for the three months ended October 31, 2022 was calculated using weighted average shares outstanding of 2,720 million, which includes the dilutive impact of share-based payment awards.

36

Non-GAAP measures – adjusted EPS (cont.)

	Three Months Ended Apr 30, 2023[3]				Three Months Ended Apr 30, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.62				$0.74	-16.2%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$1.13	$(0.27)	$(0.01)	$0.85	$0.71	$(0.15)	$–	$0.56	
Adjusted EPS				$1.47				$1.30	+13.1%

	Three Months Ended Jan 31, 2023[3]				Three Months Ended Jan 31, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$2.32				$1.28	+81.3%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$(1.43)	$0.27	$–	$(1.16)	$0.22	$(0.05)	$0.02	$0.19	
Business reorganization and restructuring charges	0.31	0.40	(0.16)	0.55	0.08	(0.02)	–	0.06	
Net Adjustments				$(0.61)				$0.25	
Adjusted EPS				$1.71				$1.53	+11.8%

[1]Tax impact calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.
[2]Calculated based on the ownership percentages of our noncontrolling interests, where applicable.
[3]Individual components in the accompanying tables may include immaterial rounding.

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Non-GAAP measures – adjusted EBITDA and adjusted EBITDA margin The calculation of net income (loss) margin and adjusted EBITDA margin, along with a reconciliation of adjusted EBITDA margin to the calculation of net income (loss) margin, is as follows: Three Months Ended Q4 FY24 Q4 FY23 (Dollars in millions) 2024 2023 Consolidated net income attributable to Walmart $ 5,494 $ 6,275 Consolidated net (income) loss attributable to noncontrolling interest (184) 466 Provision for income taxes 1,840 3,093 Other (gains) and losses (813) (3,848) Interest, Net 549 507 Operating Income $ 7,254 $ 5,561 + Depreciation and Amortization 3,117 2,811 + Business reorganization and restructuring charges — 849 Adjusted EBITDA $ 10,371 $ 9,221 Net Sales $ 171,914 $ 162,743 Consolidated net income margin 3.2% 3.9 % Adjusted EBITDA margin 6.0% 5.7 % We include net income (loss) and net income (loss) margin, which are calculated in accordance with U.S. generally accepted accounting principle as well as adjusted EBITDA and adjusted EBITDA margin to provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of certain items. We calculate adjusted EBITDA as earnings before interest, taxes, depreciation and amortization. We also exclude other gains and losses, which is primarily comprised of fair value adjustments on our investments which management does not believe are indicative of our core business performance. From time to time, we will also adjust certain items from operating income, which we believe is meaningful because it best allows comparison of the performance with that of the comparable period. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by consolidated net sales. Adjusted EBITDA and adjusted EBITDA margin are considered non-GAAP financial measures. Management believes, however, that these measures provide meaningful information about our operational efficiency by excluding the impact of differences in tax jurisdictions and structures, debt levels, capital investments and other items which management does not believe are indicative of our core business performance. We consider net income (loss) to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA. We consider net income (loss) margin to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA margin. Although adjusted EBITDA and adjusted EBITDA margin are standard financial measures, numerous methods exist for calculating a company’s adjusted EBITDA and adjusted EBITDA margin. As a result, the method used by management to calculate our adjusted EBITDA and adjusted EBITDA margin may differ from the methods used by other companies to calculate similarly titled measures. Net income (loss) margin was 3.2% and 3.9% for the three months ended January 31, 2024 and 2023, respectively. The decrease in net income margin was primarily due to higher sales. Adjusted EBITDA margin was 6.0% and 5.7% for the three months ended January 31, 2024 and 2023, respectively. The increase in Adjusted EBITDA margin was primarily due to adjusted operating income growth outpacing sales growth. 38